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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM 8-K
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 10, 1997

                         ------------------------------

                               Belmont Homes, Inc.
             (Exact name of registrant as specified in its charter)

Mississippi                      0-26142                     64-0834574
(State or other          (Commission File Number)         (I.R.S. Employer
jurisdiction of                                        Identification Number)
incorporation)


                                Highway 25 South
                              Industrial Park Drive
                           Belmont, Mississippi 38827
                    (Address of principal executive offices)


                                  601-454-9217
              (Registrant's telephone number, including area code)





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Item 5.  Other Events.

         On December 10, 1997, a Supplement dated December 10, 1997 to the Joint Proxy Statement and Prospectus of Belmont Homes, Inc. and Cavalier Homes, Inc., dated December 2, 1997, was filed and distributed with respect to the proposed merger of Belmont Homes, Inc. with a wholly-owned subsidiary of Cavalier Homes, Inc. The text of such Supplement is set forth below.


             SUPPLEMENT TO THE JOINT PROXY STATEMENT AND PROSPECTUS
                 OF CAVALIER HOMES, INC. AND BELMONT HOMES, INC.
                             DATED DECEMBER 2, 1997
            AND REGARDING THE PROPOSED MERGER OF BELMONT HOMES, INC.
             WITH A WHOLLY OWNED SUBSIDIARY OF CAVALIER HOMES, INC.


         The following information should be inserted at p. 21 of the Joint Proxy Statement and Prospectus as a new second paragraph under the heading "RISK FACTORS -- Litigation" and at p. 83 of the Joint Proxy Statement and Prospectus as a new second paragraph under the heading "CERTAIN INFORMATION CONCERNING THE BUSINESS OF BELMONT -- Legal Proceedings."

                  On December 4, 1997, Belmont received notice of a suit filed on December 1, 1997 by three former shareholders (the "Plaintiffs") of Belmont Homes, Inc., an Alabama corporation which originally owned the initial Belmont manufacturing facility ("BHIA"), in the Circuit Court of Madison County, Alabama (Case Number CV 97-2297) against BHIA, Belmont (as a successor in interest of BHIA), certain other corporate entities (the "Other Corporations"), the Estate of Jerold Kennedy (the former President and Chief Executive Officer of Belmont), J. M. Page, and certain other unnamed and unidentified individual officers, employees, agents and directors of BHIA, Belmont and the Other Corporations, alleging breach of fiduciary duties, misrepresentation, deceit, suppression and civil conspiracy. The Plaintiffs state that they owned a majority of the stock in BHIA and sold such stock in February of 1989. In addition to certain other allegations, the Plaintiffs claim that Mr. Kennedy, along with others who allegedly conspired with him, misrepresented and omitted certain facts to them regarding his attempts to hire a production manager, that Belmont later hired the production manager, and that the Plaintiffs would not have sold their stock in BHIA in the absence of these alleged misrepresentations and omissions. In their complaint, the Plaintiffs request an unspecified amount of compensatory and punitive damages and/or equitable relief, including a constructive trust. Belmont is aware that these same plaintiffs have also filed a separate claim against the Estate of Mr. Kennedy in the Probate Court of Franklin County, Alabama (Case Number 97-051), alleging essentially the same facts and seeking substantial compensatory damages and punitive damages and a constructive trust over the stock in the various Belmont entities owned by Mr. Kennedy's estate. Belmont believes that the Plaintiffs' claims against it are without merit and intends to vigorously contest such claims. The outcome of this litigation and its effect on Belmont cannot presently be determined, however, and the possibility exists for an adverse resolution of the litigation which could have a material adverse effect on the results of operations and financial condition of Belmont, or the combined company following the Merger, in the quarter and year in which any such adverse resolution occurs.

Date of Supplement:  December 10, 1997



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    BELMONT HOMES, INC.

                                    By:  /s/ William M. Kunkel
                                         -----------------------------
                                    William M. Kunkel
                                    Its:  Executive Vice President and
                                          Chief Financial Officer



Date:  December 11, 1997